UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2014

SINGLE TOUCH SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-53744	13-4122844
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Town Square Place, Suite 204 Jersey City, NJ 07310
(Address of principal executive offices) (Zip Code)

(201) 275-0555
(Registrant’s telephone number, including area code)

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

Reference is made to the disclosure set forth under Item 5.02 of this report, which disclosure is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 7, 2014, James Nelson resigned as a director of Single Touch Systems Inc. (the “Company”).

The Company entered into a Separation and General Release Agreement  (the “Separation Agreement”) with Anthony Macaluso, its former Chairman, which confirms his removal from all positions held with the Company, including its subsidiaries, divisions, affiliates, partnerships, joint ventures and related business entities. Pursuant to the terms of the Separation Agreement and in accordance with his Employment Agreement, the Company will pay to Mr. Macaluso or on his behalf, one year of his base salary, one year of his COBRA coverage, accrued but unused vacation time, and a payment of $65,000 in satisfaction of certain other claims. In exchange for these payments, and other provisions, Mr. Macaluso agreed to a general release in favor of the Company. Mr. Macaluso signed the Separation Agreement on April 8, 2014 and has seven days to revoke the Separation Agreement. If Mr. Macaluso does not revoke the Separation Agreement, it becomes effective on April 17, 2014.

Also, pursuant to the terms of the Separation Agreement, Mr. Macaluso resigned as a member and Chairman of the Board of Directors, which resignation will take effect on April 17, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINGLE TOUCH SYSTEMS INC.

Date: April 11, 2014	By:	/s/ James Orsini
	Name:	James Orsini
	Title:	Chief Executive Officer and President